Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 23, 2020, relating to the financial statements and financial highlights of Gadsden Dynamic Multi-Asset ETF, a series of ETF Series Solutions, for the year ended October 31, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

January 28, 2022